Exhibit 1.1

AMENDMENT NO. 1 TO AT MARKET ISSUANCE SALES AGREEMENT

February 23, 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Plug Power Inc., a Delaware corporation (the “Company”), and B. Riley Securities, Inc. (the “Agent”), are parties to that certain At Market Issuance Sales Agreement dated January 17, 2024 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and Agent desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:

1.            As of the date hereof, the references to “Prospectus Supplement” shall refer to the prospectus supplement relating to the offering and sale of the Shares filed by the Company with the Commission pursuant to Rule 424(b) on January 17, 2024, as amended by the prospectus supplement filed by the Company on the date hereof, in the form furnished by the Company to the Agent in connection with the offering of the Placement Shares.

2.            Schedule 2(b) of the Original Agreement is amended to add the following definition:

“Increased Maximum Commitment Advance Purchase Amount” means $11,000,000; provided however only one Commitment Advance Purchase may be requested per day. Notwithstanding the forgoing, the aggregate Commitment Advance Purchases in a calendar week, inclusive of any sales of Agency Placement Shares in Agency Transactions pursuant to the At Market Issuance Sales Agreement, shall not exceed $55,000,000. For the avoidance of doubt, the maximum principal obligation of B. Riley hereunder is conditioned only upon the issuance of the Principal Placement Shares in accordance with the contractual terms of this provision and shall accrete over time with each Commitment Advance Notice issued under this Agreement such that at any instance in time under this Agreement the total accrued obligations of B. Riley as of any Commitment Advance Notice Date is the aggregate sum of all Commitment Advance Purchases made by B. Riley hereunder less the total amount of Principal Placement Shares sold by B. Riley prior to such date.

3.            As of the date hereof, through and including May 31, 2024 and subject to Section 4 below, all references to the Maximum Commitment Advance Purchase Amount shall mean the Increased Maximum Commitment Advance Purchase Amount.

4.            On and after June 1, 2024, so long as the Company has a Market Capitalization (defined below) of not less than $1,000,000,000 at the applicable Commitment Advance Notice Date, all references to the Maximum Commitment Advance Purchase Amount shall mean the Increased Maximum Commitment Advance Purchase Amount. If at any applicable Commitment Advance Notice Date on and after June 1, 2024, the Company has a Market Capitalization of less than $1,000,000,000, the Company shall instead be subject to the Maximum Commitment Advance Purchase Amount unless and until such time as the Company’s Market Capitalization is not less than $1,000,000,000.

For purposes hereof, “Market Capitalization” means, as of any applicable Commitment Advance Notice Date, the product of (a) the total number of issued and outstanding shares of Common Stock (exclusive, for the avoidance of doubt, of any shares of Common Stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by the Closing Sale Price on the Trading Day immediately prior to the applicable Commitment Advance Notice Date.

5.            As of the date hereof, each of the Maximum Amount and the Aggregate Commitment Advance Amount shall mean $1,000,000,000, exclusive of any sales pursuant to the Original Agreement prior to the date hereof.

6.            All references to “January 17, 2024” set forth in Schedule 1, Schedule 2(b) and Exhibit 7(l) of the Original Agreement are revised to read “January 17, 2024 (as amended by Amendment No. 1, dated February 23, 2024)”.

7.            The Company will pay fees and disbursements of counsel to the Agent of up to $25,000 incurred in connection with this Amendment and other related documents.

8.            Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

9.            This Amendment, together with the Original Agreement (including all exhibits attached thereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

10.            THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. THE COMPANY AND THE AGENT EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.            EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AMENDMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

12.            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

Very truly yours,

PLUG POWER, INC.

By:
Name: Paul B. Middleton
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

[Signature Page to Amendment No. 1 to Sales Agreement]